                                                        Exhibit 10.3

                              PROMISSORY NOTE

$31,650.00

                                                                February 1, 2002

     FOR VALUE RECEIVED, DCI, INC., a Kansas corporation (the "Maker"), hereby promises to pay to the order of CHRIS I. HAMMOND, LARRY C. KLUSMAN AND WILLIAM
D. COOK (together with their assigns, collectively the "Holder"), the principal sum of Thirty-One Thousand Six Hundred And Fifty Dollars ($31,650.00), together with interest at the rate of Five percent (5%) per annum on the unpaid principal balance hereof, payable in monthly installments of principal and interest in the amount of $1,971.00 on the last day of each month commencing September 30, 2003 and ending February 28, 2005, with the entire amount of indebtedness hereunder then outstanding, including principal and all accrued interest, due February 28,
2005. Interest shall be computed on the basis of a 365-day year.

     If any installment of this Promissory Note becomes due and payable on a
Saturday, Sunday, or business holiday in the State of Kansas, payment shall be made on the next successive business day with the same effect as though made on the due date.

     The Maker reserves the right to prepay all or any portion of this
Promissory Note at any time and from time to time without premium or penalty of any kind.

     If (i) there should be a default in the payment of interest or principal due hereunder and such default shall continue for a period of five (5) days after the giving of notice of such default to the Maker at the Maker's last known address, or (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors, or (iii) a receiver, trustee, or liquidator is appointed over or execution levied upon any property of the Maker or any other person liable hereon, or (iv) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization, or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, then, and in each such event, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

     Any amount hereunder which is not paid when due, whether at stated
maturity, by acceleration, or otherwise, shall bear interest from the date when due until paid at the foregoing rate per annum plus five percent (5%).

     All payments made hereunder shall be made in lawful currency of the United
States of America in immediately available funds. Each principal and interest payment from Maker to Holder, unless otherwise agreed to, shall be divided equally by Maker among the Holder and each individual Holder shall receive his respective payment from Maker at his address as follows:

Larry C. Klusman         Chris I. Hammond                   William D. Cook
9011 Greenway Lane       12620 S. Hallet                    12913 W. 78th Street
Lenexa, KS  66215        Olathe, KS  66062                  Lenexa, KS  66216

or at such other place, or to such bank account, as the individual Holder may designate in writing. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest and then to principal remaining outstanding hereunder.

     The Maker agrees to pay, to the extent permitted by law, all reasonable costs of collection, including reasonable attorneys' fees, paid or incurred by the Holder in enforcing this Promissory Note or obtaining the rights and remedies herein provided.

     All notices required or permitted to be given under this Promissory Note shall be in writing and shall be deemed to have been properly given and received
(i) if sent by hand delivery, then upon delivery, (ii) if sent by facsimile, then upon receipt by the sender of electronic confirmation of transmittal, (iii)
if sent by overnight courier, then one (1) day after dispatch, and (iv) if mailed by certified or registered U.S. mail, postage prepaid and return receipt requested, then two (2) days after deposit in the mail.

     The delay or failure to exercise any right, power, privilege or remedy hereunder shall not waive such right, power, privilege or remedy or in any way affect the future exercise of such right, power, privilege or remedy.

     The rights and obligations of the Maker and the Holder under this
Promissory Note shall be binding upon and inure to the benefit of their respective permitted successors, heirs, beneficiaries, administrators and transferees.

     This Promissory Note may not be amended or modified except by a written agreement signed by the Maker and the Holder.

     This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Kansas.

     IN WITNESS WHEREOF, the undersigned had duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.

                                    DCI, INC.

                                    By:
                                        ---------------------------------------------------------

                                    Name:
                                         -------------------------------------------------------

                                    Title:
                                          ------------------------------------------------------